UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

GLOBAL CROSSING AIRLINES GROUP INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56409	86-2226137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 NW 36th Street, Building 5A Miami International Airport
Miami, Florida		33166
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 786 751-8503

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	JETMF	OTCQB
Class B common stock, par value $0.001 per share	JET.B	Cboe Canada Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

At the Annual Meeting of Stockholders of Global Crossing Airlines Group Inc. (the “Company”) held on November 22, 2024 (the “2024 Annual Meeting”), the number of proxy votes withheld for the election of Mr. Paul Martins as a director was greater than the votes in favor. As a result, in accordance with the Company’s Majority Voting Policy, Mr. Martins tendered his resignation as a director of the Company. In accordance with the Policy, the Board, upon recommendation of the Company’s Corporate Governance and Nominating Committee, made a determination to accept Mr. Martins resignation. Mr. Martins’ resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

Item 8.01. Other Events

On December 11, 2024, the Company issued a press release relating to this announcement of Mr. Martins resignation. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Exhibits.

99.1 Press release of the Company, dated December 11, 2024

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CROSSING AIRLINES GROUP INC.

Date:	December 11, 2024	By:	/s/ Ryan Goepel
		Name: Title:	Ryan Goepel President and Chief Financial Officer